For the Holders of

Class B Common Stock

Offer to Purchase for Cash by Hewitt Associates, Inc.

up to 8,000,000 Shares of its

Class A, Class B and Class C Common Stock

at a Purchase Price Not Greater Than $31.50

Nor Less Than $29.00 Per Share

THE TENDER OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON FRIDAY, MARCH 11, 2005 UNLESS HEWITT EXTENDS THE TENDER OFFER.

February 11, 2005

To the Holders of Class B Common Stock:

Enclosed for your consideration is the offer to purchase dated February 11, 2005 in connection with the tender offer by Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), to purchase up to 8,000,000 shares, in the aggregate, of its class A, class B and class C common stock, par value $0.01 per share (the “shares”). Pursuant to the offer to purchase, which (as may be amended or supplemented from time to time) constitutes the tender offer, Hewitt will purchase the shares at a price, specified by tendering stockholders, not greater than $31.50 nor less than $29.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the offer to purchase.

Hewitt will, upon the terms and subject to the conditions of the tender offer, determine a single per share price, not greater than $31.50 nor less than $29.00 per share (the “Purchase Price”), that it will pay for shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. Hewitt will select the lowest Purchase Price that will allow it to purchase 8,000,000 shares, or if a lesser number of shares is properly tendered and not properly withdrawn, all such shares properly tendered and not properly withdrawn. Hewitt will pay the same Purchase Price for each share of class A, class B and class C common stock purchased in the tender offer.

All shares properly tendered before the expiration date (as defined in Section 1 of the offer to purchase) at prices at or below the Purchase Price and not properly withdrawn will be purchased by Hewitt at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the “odd lot,” proration and conditional tender provisions thereof. All shares tendered at prices in excess of the Purchase Price and all shares that Hewitt does not accept for purchase because of proration or conditional tenders will be returned at Hewitt’s expense to the stockholders that tendered such shares as promptly as practicable after the expiration date. Hewitt expressly reserves the right, in its sole discretion, to purchase more than 8,000,000 shares pursuant to the tender offer, subject to applicable law.

We are the owner of record of class B shares held for your account. As such, we are the only ones who can tender your class B shares, and then only pursuant to your instructions.

Please instruct us as to whether you wish us to tender, on the terms and subject to the conditions of the tender offer, any or all of the class B shares we hold for your account, by completing and signing the Instruction Form enclosed herein.

Please note carefully the following:

1. You may tender class B shares at prices not greater than $31.50 nor less than $29.00 per share as indicated in the enclosed Instruction Form, net to you in cash, without interest.

2. You should consult with your broker and/or your tax advisor as to whether (and if so, in what manner) you should designate the priority in which you want your tendered shares to be purchased in the event of proration.

3. The tender offer is not conditioned upon the receipt of financing or upon any minimum number of shares being tendered. The tender offer is, however, subject to certain other conditions set forth in Section 7 of the offer to purchase, which you should read carefully.

4. The tender offer, the proration period and the withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, March 11, 2005, unless Hewitt extends the tender offer.

5. The tender offer is for an aggregate of 8,000,000 shares of Hewitt’s class A, class B and class C common stock, constituting approximately 6.6% of the shares of such stock outstanding as of February 4, 2005.

6. Tendering class B stockholders will be obligated to pay a $10 processing fee to Smith Barney (which will be withheld by Smith Barney from their transaction proceeds).

7. If you (i) own beneficially or of record an aggregate of fewer than 100 class B shares, (ii) instruct us to tender on your behalf ALL of the class B shares you own at or below the Purchase Price before the expiration date and (iii) check the box captioned “Odd Lots” in the attached Instruction Form, then Hewitt, upon the terms and subject to the conditions of the tender offer, will accept all of your tendered class B shares for purchase regardless of any proration that may be applied to the purchase of other shares properly tendered but not meeting the above conditions.

8. If you wish to condition your tender upon the purchase of all class B shares tendered or upon Hewitt’s purchase of a specified minimum number of the class B shares that you tender, you may elect to do so and thereby avoid (in full or in part) possible proration of your tender. Hewitt’s purchase of shares from all tenders which are so conditioned will be determined, to the extent necessary, by random lot. To elect such a condition complete the section captioned “Conditional Tender” in the attached Instruction Form.

9. If you wish to tender portions of your class B shares at different prices, you must complete a SEPARATE Instruction Form for each price at which you wish to tender each such portion of your class B shares. We must and will submit separate letters of transmittal on your behalf for each price you will accept.

10. The Board of Directors of Hewitt has approved the tender offer. However, neither Hewitt, nor its Board of Directors nor the dealer manager makes any recommendation to stockholders as to whether to tender or refrain from tendering their shares for purchase, or as to the price or prices at which stockholders should choose to tender their shares. Stockholders must make their own decisions as to whether to tender their shares and, if so, how many shares to tender and the price or prices at which they should tender such shares. Certain of Hewitt’s directors and executive officers have advised Hewitt that they intend to tender a portion of their shares in the tender offer.

If you wish to have us tender any of your class B shares, please instruct us to that effect by completing, executing, and returning to us the enclosed Instruction Form. You can return the Instruction Form to us via mail or facsimile at the address or facsimile number provided below. A pre-addressed envelope is enclosed for your convenience.

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Please forward your completed Instruction Form to us in a timely manner to give us ample time to permit us to submit the tender on your behalf before the expiration date of the tender offer. The tender offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on Friday, March 11, 2005, unless Hewitt extends the tender offer.

As described in the offer to purchase, if more than 8,000,000 shares, or such greater number of shares as Hewitt may elect to purchase in accordance with applicable law, are properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date, then Hewitt will accept shares for purchase at the Purchase Price in the following order of priority:

1. First, Hewitt will purchase all shares properly tendered at or below the Purchase Price and not properly withdrawn before the expiration date by any “odd lot” holder who:

(a) tenders ALL of the shares of such class owned beneficially or of record by such odd lot holder at or below the Purchase Price before the expiration date (partial tenders will not qualify for this preference); AND

(b) completes the section captioned “Odd Lots” on the letter of transmittal and, if applicable, on the notice of guaranteed delivery,

without regard to any proration that would otherwise be applicable to such “odd lot” shares.

2. Second, after Hewitt has purchased all properly tendered (and not properly withdrawn) “odd lot” shares, Hewitt will purchase all other shares properly tendered at or below the Purchase Price before the expiration date (and not properly withdrawn) on a pro rata basis if necessary, subject to the conditional tender provisions described in Section 6 of the offer to purchase, and with adjustments to avoid purchases of fractional shares, all as provided in the offer to purchase.

3. Third, and only if necessary to permit Hewitt to purchase 8,000,000 shares (or such greater number of shares as Hewitt may elect to purchase subject to applicable law), Hewitt will purchase properly tendered shares from holders who have tendered shares conditionally (and for whom the condition was not initially satisfied) by random lot to the extent feasible. To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered (and for whom the condition was not initially satisfied) must have tendered all of their shares of such class.

The tender offer is being made solely pursuant to the offer to purchase and the letter of transmittal and is being made to all record holders of shares of Hewitt’s class A, class B and class C common stock. The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

YOUR PROMPT ACTION IS REQUESTED. PLEASE FORWARD YOUR COMPLETED INSTRUCTION FORM TO US IN AMPLE TIME TO PERMIT US TO SUBMIT THE TENDER ON YOUR BEHALF BEFORE THE EXPIRATION OF THE TENDER OFFER.

Return Completed Instruction Form to:

Smith Barney

Gallagher Group

70 W. Madison

Suite 5100

Chicago, Illinois 60602

Facsimile: (312) 739-2834

Phone: (800) 523-2085

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For the Holders of

Class B Common Stock

Instruction Form with Respect to

Hewitt Associates, Inc.

Offer to Purchase for Cash

up to 8,000,000 Shares of its Class A, Class B and Class C Common Stock

at a Purchase Price Not Greater Than $31.50

Nor Less Than $29.00 Per Share

The undersigned acknowledge(s) receipt of your letter and the enclosed offer to purchase dated February 11, 2005 in connection with the tender offer by Hewitt Associates, Inc., a Delaware corporation (“Hewitt”), to purchase up to 8,000,000 shares, in the aggregate, of its class A, class B and class C common stock, par value $0.01 per share (the “shares”), at a price specified by the undersigned and not greater than $31.50 nor less than $29.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the enclosed offer to purchase, dated February 11, 2005, which (as may be amended or supplemented from time to time) constitutes the tender offer.

The undersigned understands that Hewitt will, upon the terms and subject to the conditions of the tender offer, (i) determine a single per share price not greater than $31.50 nor less than $29.00 per share (the “Purchase Price”) and (ii) purchase the shares properly tendered and not properly withdrawn pursuant to the terms of the tender offer, after taking into account the number of shares so tendered and the prices specified by tendering stockholders. Hewitt will select the lowest Purchase Price that will allow it to purchase 8,000,000 shares, or if a lesser number of shares is properly tendered and not properly withdrawn, all such shares that are properly tendered and not properly withdrawn. Hewitt will pay the same price for each share of class A, class B and class C common stock purchased in the tender offer. Hewitt will purchase all shares properly tendered at prices at or below the Purchase Price and not properly withdrawn at the Purchase Price, net to the seller in cash, without interest, upon the terms and subject to the conditions of the tender offer, including the odd lot, proration and conditional tender provisions described in the offer to purchase. All other shares, including shares tendered at prices in excess of the Purchase Price and shares that Hewitt does not accept for purchase because of proration or conditional tenders will be returned at Hewitt’s expense to the stockholders that tendered such shares as promptly as practicable after the expiration date.

The undersigned hereby instruct(s) you to tender to Hewitt the number of class B shares indicated below at the price per share indicated below, in accordance with the terms and subject to the conditions of the tender offer.

NUMBER OF CLASS B SHARES TO BE TENDERED BY YOU FOR THE ACCOUNT OF THE

UNDERSIGNED:                          SHARES OF CLASS B COMMON STOCK*

*	You must specify a number of shares.

CHECK ONE AND ONLY ONE BOX. IF YOU CHECK MORE THAN ONE BOX, OR IF YOU DO NOT CHECK ANY BOX, YOU WILL HAVE FAILED TO VALIDLY TENDER ANY CLASS B SHARES.

CLASS B SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE TENDER OFFER

☐	The undersigned wants to maximize the chance of having Hewitt purchase all class B shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE box INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders class B shares and is willing to accept the purchase price determined by Hewitt pursuant to the tender offer (the “Purchase Price”). This action could result in receiving a price per share as low as $29.00.

– OR –

CLASS B SHARES TENDERED AT PRICE DETERMINED BY STOCKHOLDER

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders class B shares at the price checked. This action could result in none of the class B shares being purchased if the Purchase Price is less than the price checked below. A stockholder who desires to tender class B shares at more than one price must complete a separate letter of transmittal for each price at which the stockholder tenders shares. You cannot tender the same shares at more than one price, unless you have previously validly withdrawn those shares tendered at a different price in accordance with Section 4 of the offer to purchase.

Price (in Dollars) Per Share at Which Class B Shares Are Being Tendered

☐ $29.00	☐ $30.00	☐ $31.00
☐ $29.25	☐ $30.25	☐ $31.25
☐ $29.50	☐ $30.50	☐ $31.50
☐ $29.75	☐ $30.75

You WILL NOT have validly tendered your class B shares

unless you check ONE AND ONLY ONE BOX ON THIS PAGE.

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ODD LOTS

To be completed only if class B shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 class B shares.

☐        By checking this box, the undersigned represents that the undersigned owns beneficially or of record an aggregate of fewer than 100 class B shares and is instructing the holder to tender all such shares.

In addition, the undersigned is tendering class B shares either (check ONE box):

☐        at the Purchase Price, which will be determined by Hewitt in accordance with the terms of the tender offer (persons checking this box should check the first box on the previous page, under the heading “Class B Shares Tendered at Price Determined Pursuant to the Tender Offer”); OR

☐        at the price per share indicated on the previous page under the heading “Class B Shares Tendered at Price Determined by Stockholder”.

CONDITIONAL TENDER

A tendering stockholder may condition such stockholder’s tender of any class B shares upon the purchase by Hewitt of a specified minimum number of the class B shares such stockholder tenders, as described in Section 6 of the offer to purchase. Unless Hewitt purchases at least the minimum number of class B shares you indicate below pursuant to the terms of the tender offer, Hewitt will not purchase any of the class B shares tendered below. It is the tendering stockholder’s responsibility to calculate that minimum number, and we urge each stockholder to consult his or her own tax advisor in doing so. Unless you check the box immediately below and specify, in the space provided, a minimum number of class B shares that Hewitt must purchase if Hewitt purchases any class B shares from you, Hewitt will deem your tender unconditional.

☐        The minimum number of class B shares that Hewitt must purchase from me if Hewitt purchases any class B shares from me, is:              class B shares.

If, because of proration, Hewitt will not purchase the minimum number of class B shares that you designate, Hewitt may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her class B shares. To certify that you are tendering all of the class B shares you own, check the box below.

☐        The tendered shares represent all class B shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, WE RECOMMEND REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED. IN ALL CASES, PLEASE ALLOW SUFFICIENT TIME TO ASSURE TIMELY DELIVERY.

– PLEASE SIGN ON THE NEXT PAGE –

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SIGNATURE

Please Print
Signature(s):

Names(s):
Taxpayer Identification or Social Security Number:
Address(es):
(include zip code)
Area Code & Phone Number(s):

Date:

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